Ballantyne Strong, Inc.
First Quarter Update

May 2016



Forward-Looking Statement

This presentation may contain forward-looking statements related to the Company's future operating results. Except for the historical information, it may include forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, customer demand for the Company's products, the development of new technology for alternate means of motion picture presentation, domestic and international economic conditions, the management of growth, and other risks detailed from time to time in the Company's Securities and Exchange Commission filings. Actual results may differ materially from management's expectations.

First Quarter 2016

STRONG.

Key Highlights:

- Net losses totaled $0.6 million, or ($0.04) per share compared with net losses of $10.2 million or ($0.72) per share, in the same period of the prior year
- Income from operations of $1.3 million compared with a loss from operations of $1.2 million in the same period of the prior year
- Core pre-tax earnings of $1.5 million compared with core pre-tax loss of $1.0 million in the same period of the prior year
- The first quarter included $0.2 million of charges expected to be non-recurring in nature
- Net revenues of $20.5 million, compared with $22.5 million in the same period of the prior year
- Cinema revenues of $13.2 million, compared with $15.7 million in the same period of the prior year
- Digital Media revenues of $7.7 million, compared with $7.0 million in the same period of the prior year

First Quarter 2016

Key Highlights:

- Consolidated gross profit as a percentage of revenues was up 910 basis points in comparison to the first quarter last year and was the highest recorded since Q3 2005
  - Consolidated gross profit was $5.8 million or 28.1%, representing a 910 basis point improvement compared to consolidated gross profit of $4.3 million or 19.0% in the same period of the prior year
  - Margin improvements were driven by both the Cinema and Digital Media segments

- Selling, general and administrative (SG&A) expense was $4.5 million compared to $5.5 million in the same period of the prior year
  - Adjusted SG&A was $4.3 million, which represents a 19.3% reduction compared to the same period of the prior year. Prior year adjusted SG&A expense was $5.3 million
  - The decrease in adjusted SG&A was attributable to reductions in compensation related expenses

Non-Recurring Items

Non-Recurring items included:

- The first quarter of 2016 included a non-recurring charge of $0.2 million for accelerated deprecation on leasehold improvements in our Omaha facility

- The same period of the prior year included non-recurring charges of $0.2 million associated with the proxy contest

Business Update

- Exhaustive review of businesses continues
- Net annualized savings of approximately $3.3 million
- Zero-based budgeting process for 2016 should lead to further expense reductions
- Expense management will always be a priority, but new business opportunities are taking up more of our time
- Holding company team currently evaluating several new business opportunities
- Insider and closely held ownership has increased to approximately 29.3% of shares

Progress Since May 2015

- Several value enhancing changes made to the business
- Annualized cost savings of $8.0 million have been realized from:
  - Headcount reductions of $6.6 million
  - Facilities consolidation savings of $224 thousand
  - Other savings of $1.2 million
- Invested capital back into the business through annualized investments of:
  - Targeted headcount additions of $4.2 million
  - Other investments of $547 thousand
- Net annualized savings since May 2015 equals $3.3 million
- Board is continually evaluating opportunities for both cost savings and value enhancing investments

Adjusted Gross Profit and Gross Margin %



Adjusted Gross Profit*
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$-
$4.3
$4.6
$5.0
$5.7
$5.8
Q1 2015
Q2 2015
Q3 2015
Q4 2015
Q1 2016



Adjusted Gross Margin %*
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
19.0%
23.5%
21.2%
20.9%
28.1%
Q1 2015
Q2 2015
Q3 2015
Q4 2015
Q1 2016

All dollars shown in millions

*Adjusted Gross Profit and Gross Margin Percentage are non-GAAP financial measures. Refer to the non-GAAP section of this presentation for additional information.

Adjusted SG&A and Core Pre-Tax Earnings



Adjusted SG&A*
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$-
$5.3
$4.5
$4.3
$4.5
$4.3
Q1 2015
Q2 2015
Q3 2015
Q4 2015
Q1 2016

All dollars shown in millions



Core Pre-Tax Earnings (Loss)*
$2.0
$1.5
$1.0
$0.5
$-
$(0.5)
$(1.0)
$(1.5)
$(1.1)
$0.3
$0.7
$1.1
$1.5
Q1 2015
Q2 2015
Q3 2015
Q4 2015
Q1 2016

*Adjusted SG&A and Core Pre-Tax Earnings (Loss) are non-GAAP financial measures.
Refer to the non-GAAP section of this presentation for additional information.

Return on Invested Capital


Return on Invested Capital*
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
-
(5.0)%
(10.0)%
(15.0)%
(20.0)%
(14.4)%
2.8%
12.0%
25.5%
24.7%
Q1 2015
Q2 2015
Q3 2015
Q4 2015
Q1 2016

*ROIC is a non-GAAP financial measure. Refer to the non-GAAP section of this presentation for additional information. Quarterly ROIC measures are annualized.

Ownership Culture

- Total closely held ownership of 29.3% of shares outstanding
  - Closely held ownership includes executive officers, board members, employees, and other affiliated parties
- Ownership is evidence of proper alignment of interests between leadership of company and shareholders
- Strive to maintain ownership culture that is focused on creating shareholder value over the long-term

Current Value Proposition

- Approximately $21 million of cash and equivalents and $7 million of investments at market value
- No debt on balance sheet and real estate owned free and clear
- Building and land in Georgia recently valued at $4.3 to $6.8 million
- Cash value in inventory and net receivables
- Cinema division is highly cash flow generative with strong market position
- Digital Media division has room for growth if properly executed
- Corporate overhead is too high and needs to be reduced further
- Operating loss carryforwards could have value if Company returns to profitability in the United States
- Improving returns on invested capital creates value for shareholders

Ballantyne Strong Strategy

- Board has implemented a strategy focused on making optimal capital allocation decisions across the company's businesses and investments
- Expect to continue to invest and grow the Cinema and Digital Media divisions
- Evaluating investments in other industries that are expected to produce high returns on invested capital
- Investments can include equity positions in public companies or complete acquisitions of other businesses
- Investments in public companies may involve taking control positions or seeking board representation
- Current investments in public companies include RELM Wireless Corporation (NYSE MKT: RWC) and 1347 Property Insurance Holdings, Inc. (Nasdaq: PIH)

PIH and RWC Investments

STRONG.

	Cost Basis	Book Value	Market Value	Unrealized Gain / (Loss)
1347 Property Insurance Holdings	$ 2.1	$ 1.7	$ 1.7	$ (0.4)
RELM Wireless Corporation	4.3	4.4	5.2	0.9
Total	**$ 6.3**	**$ 6.1**	**$ 6.9**	**$ 0.5**

- Investment in 1347 Property Insurance Holdings, Inc. (Nasdaq: PIH) has a book and market value of $1.7 million with an unrealized loss of $0.4 million
- Investment in RELM Wireless Corporation (NYSE MKT: RWC) is treated as an equity method investment
- Book value of RELM Wireless investment is $4.4 million, but market value of this investment was $5.2 million as of March 31, 2016
- Unrecognized gain on RELM Wireless investment is not reflected in financials in accordance with GAAP

Plan Going Forward

- Continue to evaluate cost savings and investment opportunities in the existing businesses
- Be on the lookout for new investment opportunities that offer asymmetrical risk rewards and an adequate margin of safety
- Maintain a culture of zero complacency, ownership and accountability in all aspects of the business
- Hire and retain the best people so that our human capital is ever improving
- Incorporate long-term thinking into all decisions made in the business

Reconciliation of Non-GAAP Measures

Adjusted gross profit, adjusted gross margin percentage, adjusted selling and administrative expenses, core pre-tax earnings, earnings before interest and taxes, return on invested capital and net working capital are non-GAAP measures. The Company believes these measures provide a useful indication of profitability and basis for assessing and analyzing the operations of the Company as it transitions to a new Board and evaluates the Company's lines of business without the impact of charges related to certain items believed to be non-recurring in nature.

Management utilizes these non-GAAP measures in assessing the financial and operating performance of the Company. In addition, management believes these measures provide additional insight for investors and analysts in evaluating the Company's financial and operating performance.

Reconciliation of Non-GAAP Measures

STRONG

These adjusted financial measures should not be considered in isolation or as a substitute for other profitability metrics prepared in accordance with GAAP. Adjusted financial measures, as presented, may not be comparable to similarly titled measures of other companies. Adjusted financial measures for 2015 and 2016 are not tax effected due to the tax valuation allowance recorded in 2015.

Set forth below is a reconciliation of gross profit and gross margin percentage to adjusted gross profit and adjusted gross margin percentage, selling and administrative expense to adjusted selling and administrative expense, and a reconciliation of core pre-tax earnings to income from operations for the first quarter of 2016 and each quarter of the prior year. A reconciliation of earnings before interest and taxes, return on invested capital and net working capital is also included.

Non-GAAP Measures

STRONG.

- **Core pre-tax earnings –** We define core pre-tax earnings as income (loss) from operations plus equity method investment income less non-recurring charges
- **EBIT –** We define EBIT (earnings before interest and taxes) as net revenue less cost of goods sold and selling, general, and administrative expenses, plus equity method investment income. Our definition excludes any items that we expect to be non-recurring
- **Net working capital –** We define net working capital as total current assets less total current liabilities less cash and equivalents including securities accounted for as current assets
- **ROIC –** We define ROIC (return on invested capital) as EBIT divided by the sum of net working capital, net property, plant and equipment, and equity method investments. Ballantyne Strong believes ROIC is a useful measure of how effectively the Company is managing capital employed

Non-GAAP Measures

STRONG.

- **Adjusted gross profit** – We define adjusted gross profit as gross profit plus any non-recurring costs of product sold
- **Adjusted gross margin percentage –** We define adjusted gross margin percentage as adjusted gross profit divided by revenue
- **Adjusted selling, general and administrative expense –** We define adjusted selling, general and administrative expense as SG&A less any non-recurring SG&A charges

Reconciliation of Non-GAAP Measures

Reconciliation of Gross Profit and Gross Margin Percentage
Unaudited, in thousands

	Three months ended				
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016
Gross profit	$ 4,261	$ 3,676	$ 3,968	$ 5,682	$ 5,771
Gross margin percentage	19.0%	18.6%	16.9%	20.9%	28.1%
Inventory valuation		$ 958	$ 1,020		
Adjusted gross profit	$ 4,261	$ 4,634	$ 4,988	$ 5,682	$ 5,771
Adjusted gross margin percentage	19.0%	23.5%	21.2%	20.9%	28.1%

Reconciliation of Selling and Administrative
Unaudited, in thousands

	Three months ended				
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016
Selling and administrative expenses	$ 5,476	$ 5,504	$ 5,219	$ 5,916	$ 4,486
Severance costs		(693)		(169)	
Facility consolidation costs		(59)	93		
Proxy contest charges	(163)	(297)			
Software intangibles impairment			(638)		
Bad debt			(220)	(956)	
Other charges			(180)		
Accelerated facility depreciation				(251)	(201)
Adjusted selling and administrative expenses	$ 5,313	$ 4,455	$ 4,274	$ 4,540	$ 4,285

Reconciliation of Non-GAAP Measures

Reconciliation of Core Pre-tax Earnings (Loss)
Unaudited, in thousands

	Three months ended				
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016
Income (loss) from operations	$ (1,213)	$ (2,209)	$ (1,266)	$ (265)	$ 1,285
Equity method investment income	-	94	-	1	41
Non-recurring charges	163	2,374	1,965	1,376	201
Core pre-tax earnings (loss)	$ (1,050)	$ 259	$ 699	$ 1,112	$ 1,527

Reconciliation of Non-GAAP Measures

STRONG.

Reconcilation of EBIT, ROIC, and Net Working Capital
Unaudited, in thousands

	Three months ended				
	March 31, 2015	**June 30, 2015**	**September 30, 2015**	**December 31, 2015**	**March 31, 2016**
Net revenues	$ 22,470	$ 19,723	$ 23,512	$ 27,124	$ 20,540
Cost of revenues	18,209	16,047	19,544	21,442	14,769
Gross profit	**4,261**	**3,676**	**3,968**	**5,682**	**5,771**
Less: SG&A expense	5,476	5,504	5,219	5,916	4,486
Add back: Non-recurring charges	163	2,007	1,965	1,376	201
Equity method investment income* **	-	-	-	-	41
EBIT	**(1,052)**	**179**	**714**	**1,142**	**1,527**
Current assets	55,521	54,816	53,716	45,946	45,528
Less: Current liabilities	16,244	17,944	17,723	17,767	15,935
Less: Cash and equivalents	23,882	24,661	24,749	22,070	20,826
Net working capital	**15,395**	**12,211**	**11,244**	**6,109**	**8,767**
Property, plant and equipment, net	13,755	13,151	12,517	11,768	11,603
Equity method investments*	-	-	-	-	4,381
ROIC* = (EBIT / Net working capital + property, plant and equipment, net)**	**(14.4)%**	**2.8%**	**12.0%**	**25.5%**	**24.7%**

*The RWC investment was made on December 16th and 17th of 2015. The ROIC calculation for the quarter ended December 31, 2015 does not include the investment in RWC.

**Equity method investment income only includes income related to the RWC investment

***Quarterly ROIC measures are annualized